SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2009

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

      On January 8, 2009, Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”), and Q-MED AB (Publ), a Swedish corporation (“Q-MED”), announced that they had mutually agreed to terminate their International Distributor Agreement for the marketing, advertising, promotion, sale and distribution of the Company's professional products for aesthetic treatments outside North America. The termination is filed as Exhibit 10.1 to this Current Report on Form 8-K.

      The Company’s press release announcing this termination is entitled “Palomar and Q-MED AB Terminate International Distribution Agreement” and is filed as Exhibit 99.1 to this Current Report on Form 8-K. This summary description of the event and the press release is qualified in its entirety by reference to the termination and the Agreement filed as Exhibit 10.1 to the Form 8-K filed January 9, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Termination of International Distributor Agreement, effective as of January 8, 2009, between Palomar Medical Technologies, Inc. and Q-MED AB (Publ).

99.1	Press Release issued by Palomar Medical Technologies, Inc. on January 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: January 8, 2009

EXHIBIT INDEX

Number	Title

10.1	Termination of International Distributor Agreement, effective as of January 8, 2009, between Palomar Medical Technologies, Inc. and Q-MED AB (Publ).

99.1	Press Release issued by Palomar Medical Technologies, Inc. on January 8, 2009